Exhibit 99.1

ChampionX Reports Second Quarter 2020 Results

•	Revenue of $298.9 million in Q2-20

•	Net loss attributable to ChampionX of $109.6 million in Q2-20

•	Adjusted EBITDA of $34.5 million in Q2-20

•
Cash from operating activities of $48.8 million and free cash flow of $37.0 million, or 12% of revenue in Q2-20; free cash flow of $72.0 million excluding $35.1 million of cash payments for transaction expenses

•	Integration of legacy Apergy and legacy ChampionX on track, expect annualized run-rate synergies towards the high-end of the previously announced $25 to $35 million exiting 2020

•	Liquidity of $501 million including cash and unused revolver capacity after repaying in full $125 million of borrowings on our revolving credit facility

THE WOODLANDS, TX, August 5, 2020 - ChampionX Corporation (“ChampionX”) (NYSE: CHX) (“the Company”) today announced second quarter of 2020 results. On June 3, 2020, the Company completed the combination of its business with the legacy ChampionX business. Actual results in the second quarter of 2020 include the results of operations of the legacy Apergy businesses for the entire period, and results from legacy ChampionX for the month of June 2020.

For the second quarter of 2020, revenue was $298.9 million, net loss attributable to ChampionX was $109.6 million, and adjusted EBITDA was $34.5 million. Loss before income taxes margin was (36.8)%, and adjusted EBITDA margin was 11.5%. Cash provided by operating activities was $48.8 million, an increase of $19.6 million sequentially, and free cash flow was $37.0 million. Cash flow figures include payment of $35.1 million in transaction-related expenses in the quarter.

Results on a pro forma basis for ChampionX are provided supplementary to the actual results of the Company and represent results as if legacy ChampionX was combined with the Company for the entire period.

For the second quarter of 2020, pro forma revenue was $614.7 million, pro forma net loss was $60.1 million attributable to ChampionX, and pro forma adjusted EBITDA was $62.8 million, including $6 million of estimated cost avoidance synergies. Pro forma results are presented in the section titled “ChampionX Pro Forma Results.” For additional information on the pro forma results see note titled “Results on a Pro Forma Basis” below and the tables included in this release.i

Reportable Segments

ChampionX reports its results under the following segments as well as Corporate and Other:

•
Production Chemical Technologies - manufactures, supplies, and services a comprehensive suite of innovative production chemical products to oil and natural gas producers and midstream operators, including solutions to manage and control corrosion, oil and water separation, flow assurance, sour gas treatment and a host of water-related issues. Production Chemical Technologies represents the Oilfield Performance segment of legacy ChampionX.

•
Production & Automation Technologies - designs, manufactures, markets and services a full range of artificial lift equipment, end-to-end digital automation solutions, as well as other production equipment. Production & Automation Technologies segment reporting is unchanged from legacy Apergy.

•
Drilling Technologies - designs, manufactures, and markets polycrystalline diamond cutters and bearings for use in oil and gas drilling. Drilling Technologies segment reporting is unchanged from legacy Apergy.

•
Reservoir Chemical Technologies - manufactures, supplies, and services a broad range of drilling and completion chemical products that support well stimulation, acidizing, cementing, and remediation needs in the oil and natural gas industry. Reservoir Chemical Technologies represents the Specialty Performance segment of legacy ChampionX.

Business activities that do not meet the criteria of an operating segment have been combined into Corporate and Other. Corporate and Other includes (i) corporate and overhead expenses, and (ii) revenue and costs for activities that are not operating segments.

CEO Commentary

“As we continue to operate in the midst of a global pandemic, the health and safety of our employees remains our highest priority, and we are committed to taking all necessary steps to protect them,” ChampionX’s President and Chief Executive Officer Sivasankaran “Soma” Somasundaram said. “I want to thank all our employees for their continued dedication through this challenging period. They continue to demonstrate outstanding adaptability and flexibility during these uncertain times. It is a privilege for me to lead such a high-performing team.

“The second quarter saw an important and transformative milestone in our Company’s history. With the closing of our merger with legacy ChampionX we became a new company with a strengthened portfolio and expanded global scale.  We believe that the execution of our merger with ChampionX was well timed and positions the new company for stronger performance and enhanced stability in the face of difficult near-term market conditions, and positions us strongly for long-term success as the global energy transition evolves. We believe the more resilient performance of our Production Chemical Technologies segment, which experienced a 15% sequential decline in pro forma revenue, demonstrates the advantages of our strategy of focusing on relatively more stable production-related businesses. In addition, with the merger we have increased our international revenues by more than eight times on a pro forma basis, increased our exposure to larger and more stable customers, particularly national and international oil companies, and on a pro forma basis immediately reduced the leverage on our balance sheet.

“In the second quarter our team demonstrated exceptional execution. During the quarter, we reacted swiftly as market conditions deteriorated and proactively implemented our comprehensive cost reduction plans to support positive adjusted EBITDA and cash flow generation. For the legacy Apergy companies, we exceeded our cost saving objectives for the second quarter with some additional temporary cost savings actions, including furloughs and salary reductions. At legacy ChampionX, cost reduction actions were implemented prior to the merger, and combined with incremental actions we are now taking, we expect to deliver approximately $50 million of annualized savings within legacy ChampionX. These actions are distinct from our plan to capture the synergies provided by the merger.

“Even in the depths of the current downturn, we continue to maintain a strong balance sheet and generate positive free cash flow. Excluding $35 million of cash transaction expenses, we generated free cash flow of $72 million in the second quarter. We also repaid in full the $125 million we borrowed in April under our revolving credit facility. We ended the quarter with $501 million of liquidity, including $142 million of cash on the balance sheet and $359 million of available capacity on our revolver. In addition, we remain focused on our free cash flow generation and we fully intend to start repaying our debt as early as third quarter of 2020.

“Additionally, our merger integration is on-track and we are implementing our plans to capture the $75 million in cost synergies within 24 months of closing, as well as drive additional revenue growth opportunities. We expect to be at the higher end of the previously announced $25 to $35 million of run rate cost synergies exiting 2020.

“While visibility remains challenging due to the uncertainty caused by the COVID pandemic, we are encouraged by the stabilization in the price of oil. In the third quarter, within our production-focused segments of Production Chemical Technologies and Production & Automation Technologies, we expect to see a modest sequential increase in our revenue due to operators bringing production back on-line. Drilling Technologies revenue is expected to decrease sequentially, driven by continued low drilling activity in the third quarter. On a consolidated basis, in the third quarter we expect a modest sequential increase in our revenue and adjusted EBITDA, driven by our production-focused segments. As we move into the fourth quarter, the seasonal impacts of holidays and E&P capital budget exhaustion are unclear at this time.

“We are excited about the completion of the merger and the possibilities for our combined company. Our disciplined operating model, differentiated products and technology, strong free cash flow, and enhanced production-focused portfolio will enable us to be a long-term winner in the evolving global oil & gas industry.”

ChampionX Actual Results

	Three Months Ended			Variance
(dollars in thousands, except per share amounts)	Jun. 30, 2020	Mar. 31, 2020	Jun. 30, 2019	Sequential	Year-over-year
Revenue	$298,914	$261,434	$306,170	14%	(2)%

Net income (loss) attributable to ChampionX	$(109,645)	$(633,728)	$22,937	N/M	N/M
Diluted earnings (loss) per share attributable to ChampionX	$(0.95)	$(8.18)	$0.30	N/M	N/M

Adjusted net income (loss) attributable to ChampionX	$(49,234)	$1,998	$25,958	N/M	N/M
Adjusted diluted earnings (loss) per share attributable to ChampionX	$(0.43)	$0.03	$0.33	N/M	N/M

Income (loss) before income taxes	$(110,001)	$(660,461)	$29,288	N/M	N/M
Income (loss) before income taxes margin	(36.8)%	(252.6)%	9.6%	N/M	N/M

Adjusted EBITDA	$34,461	$53,258	$73,507	(35)%	(53)%
Adjusted EBITDA margin	11.5%	20.4%	24.0%	(890) bps	(1250) bps

Net cash provided by operating activities	$48,811	$29,222	$39,391	$19,589	$9,420
Capital expenditures	$11,855	$7,467	$12,970	$4,388	$(1,115)
N/M - not meaningful

ChampionX Consolidated actual results in the second quarter of 2020 include the results of operations of the legacy Apergy businesses for the entire period, and results from legacy ChampionX for June 2020.

Second quarter 2020 consolidated revenue includes $17.9 million of chemical sales to Ecolab for the month of June. As part of the Merger, the Company entered into a Cross Supply and Product Transfer Agreement with Ecolab in which certain products will be manufactured by one party for the other and sold at cost over a period of no longer than 3 years from the merger date. Revenue associated with these sales is reported in Corporate and Other within our financial statements.

Production Chemical Technologies - Actual Results

Three Months Ended
(dollars in thousands)	Jun. 30, 2020
Revenue	$136,002
Operating profit	$9,922
Operating profit margin	7.3%
Adjusted segment EBITDA	$22,431
Adjusted segment EBITDA margin	16.5%

Actual results for Production Chemical Technologies for the second quarter of 2020 only includes the month of June.

Production & Automation Technologies - Actual Results

	Three Months Ended			Variance
(dollars in thousands)	Jun. 30, 2020	Mar. 31, 2020	Jun. 30, 2019	Sequential	Year-over-year
Revenue	$114,741	$205,479	$235,819	(44)%	(51)%
Operating profit (loss)	$(37,168)	$(648,591)	$19,868	N/M	N/M
Operating profit (loss) margin	(32.4)%	(315.6)%	8.4%	N/M	N/M
Adjusted segment EBITDA	$14,492	$40,031	$50,700	(64)%	(71)%
Adjusted segment EBITDA margin	12.6%	19.5%	21.5%	(690) bps	(890) bps
N/M - not meaningful

In the second quarter of 2020, Production & Automation Technologies revenue decreased $90.7 million, or 44%, sequentially, due to lower volumes driven by the rapid reduction in worldwide E&P capital spending. Sequentially, North America revenue declined 48% and international revenue declined 27%. On a year-over-year basis, Production & Automation Technologies revenue decreased $121.1 million, or 51%, driven by the same factors as the sequential change, with North America revenue declining 55% and international revenue declining 33%.

Revenue from digital products was $23.1 million in the second quarter of 2020, a decrease of $10.8 million, or 32%, compared to $33.9 million in the first quarter of 2020, and a decrease of $11.2 million, or 33%, compared to $34.3 million in the second quarter of 2019. The sequential and year-over-year decline in digital revenue was driven by reduced hardware sales due to reductions in E&P capital budgets. We expect that sales of digital hardware equipment will continue to be impacted by reduced E&P capital spending.

In the second quarter of 2020, segment operating loss was $37.2 million. Adjusted segment EBITDA was $14.5 million, which decreased $25.5 million sequentially, or 64%, due to the significantly lower volume, partially offset by the benefits of cost reduction actions. On a year-over-year basis, adjusted segment EBITDA decreased $36.2 million, or 71%, due to the lower volume and product mix, partially offset by cost reduction actions.

The sequential decrease in adjusted segment EBITDA of $25.5 million was 28% of the sequential decrease in revenue of $90.7 million, demonstrating the effectiveness of our cost reduction actions.

Drilling Technologies - Actual Results

	Three Months Ended			Variance
(dollars in thousands)	Jun. 30, 2020	March 31, 2020	June 30, 2019	Sequential	Year-over-year
Revenue	$20,948	$55,955	$70,351	(63)%	(70)%
Operating profit (loss)	$(3,811)	$11,359	$24,251	N/M	N/M
Operating profit (loss) margin	(18.2)%	20.3%	34.5%	N/M	N/M
Adjusted segment EBITDA	$1,800	$15,770	$26,577	(89)%	(93)%
Adjusted segment EBITDA margin	8.6%	28.2%	37.8%	(1960) bps	(2920) bps
N/M - not meaningful

In the second quarter of 2020, Drilling Technologies revenue decreased by $35.0 million, or 63%, sequentially, driven by the significant decline of worldwide drilling activity, customer destocking of polycrystalline diamond cutter inventories, a product shift mix toward lower price diamond cutters, and lower diamond bearings revenue. On a year-over-year basis, Drilling Technologies revenue decreased $49.4 million, or 70%, driven by the same factors as the sequential change.

Diamond bearings revenue in the second quarter of 2020 was $2.3 million, down $3.8 million, or 62%, sequentially, and down $8.9 million, or 80%, year over year.

In the second quarter of 2020, segment operating loss was $3.8 million, and adjusted segment EBITDA was $1.8 million. Sequentially adjusted segment EBITDA decreased by $14.0 million, or 89%, due to the lower volumes and shift in product mix, partially offset by the benefits of cost reduction actions. Year-over-year, adjusted segment EBITDA decreased by $24.8 million, or 93%, as a result of the lower volumes and shift in product mix, partially offset by cost reduction actions.

The sequential decrease in adjusted segment EBITDA of $14.0 million was 40% of the sequential decrease in revenue of $35.0 million, demonstrating the effectiveness of our cost reduction actions.

Sequentially, the average worldwide and U.S. rig counts declined 39% and 50%, respectively. On a year-over-year basis, the average worldwide and U.S. rig counts declined 43% and 60%, respectively.

Reservoir Chemical Technologies - Actual Results

Three Months Ended
(dollars in thousands)	Jun. 30, 2020
Revenue	$9,306
Operating loss	$(2,811)
Operating loss margin	(30.2)%
Adjusted segment EBITDA	$(314)
Adjusted segment EBITDA margin	(3.4)%

Actual results for Reservoir Chemical Technologies for the second quarter of 2020 only includes the month of June.

ChampionX Pro Forma Results

Results on a pro forma basis for ChampionX are provided supplementary to the actual results of the Company and represent results as if legacy ChampionX was combined with the Company for the entire period.

	Three Months Ended			Variance
(dollars in thousands, except per share amounts)	Jun. 30, 2020	Mar. 31, 2020	Jun. 30, 2019	Sequential	Year-over-year
Pro forma revenue	$614,684	$820,695	$891,001	(25)%	(31)%

Pro forma net income (loss) attributable to ChampionX	$(60,100)	$(734,425)	$57,078	N/M	N/M

Pro forma income (loss) before income taxes	$(45,089)	$(741,383)	$75,930	N/M	N/M
Pro forma Income (loss) before income taxes margin	(7.3)%	(90.3)%	8.5%	N/M	N/M

Pro forma adjusted EBITDA	$62,754	$146,217	$163,006	(57)%	(62)%
Pro forma adjusted EBITDA margin	10.2%	17.8%	18.3%	(760) bps	(810) bps
N/M - not meaningful

Second quarter of 2020 consolidated pro forma revenue includes $17.9 million of chemical sales to Ecolab for the month of June under the Cross Supply and Product Transfer Agreement with Ecolab.

Pro forma revenue for the full second quarter of 2020 was $614.7 million, representing a sequential decrease of $206.0 million. Pro forma loss before income taxes for the full second quarter was $45.1 million. Pro forma adjusted EBITDA was $62.8 million, representing an $83.5 million sequential decrease.

The sequential decrease in pro forma adjusted EBITDA of $83.5 million was 41% of the sequential decrease in pro forma revenue of $206.0 million. Excluding the $17.9 million of revenue and cost associated with sales to Ecolab as part of the Cross Supply and Product Transfer Agreement, the sequential decrease in pro forma adjusted EBITDA was $83.5 million, or 37% of the decrease in pro forma revenue of $223.9 million.

Production Chemical Technologies - Pro Forma Results

	Three Months Ended			Variance
(dollars in thousands)	Jun. 30, 2020	Mar. 31, 2020	June 30, 2019	Sequential	Year-over-year
Revenue	$433,128	$510,244	$502,307	(15)%	(14)%
Operating profit	$37,154	$70,415	$53,726	(47)%	(31)%
Operating profit margin	8.6%	13.8%	10.7%	(520) bps	(210) bps
Adjusted segment EBITDA	$58,466	$92,786	$75,142	(37)%	(22)%
Adjusted segment EBITDA margin	13.5%	18.2%	15.0%	(470) bps	(150) bps

Results on a pro forma basis for the Production Chemical Technologies segment are provided supplementary to the results of the segment included in the actual results for the Company. See note titled “Results on a Pro Forma Basis” below and the tables included in this release.

Production Chemical Technologies pro forma revenue for the full second quarter of 2020 decreased $77.1 million, or 15%, sequentially, due to lower volumes driven by the significant curtailment of global oil production and pricing concessions. Sequentially, North America pro forma revenue declined 29% and international pro forma revenue was approximately unchanged. Compared to the prior year, Production Chemical Technologies pro forma revenue decreased $69.2 million, or 14%, driven by the same factors as the sequential change, with North America pro forma revenue declining 26% and international pro forma revenue declining 1%.

Production Chemical Technologies pro forma operating profit for the full second quarter of 2020 was $37.2 million. Pro forma adjusted segment EBITDA for the full quarter was $58.5 million, which decreased $34.3 million sequentially, or 37%, due to the lower volume and pricing concessions. On a year-over-year basis, pro forma adjusted segment EBITDA for the full quarter decreased $16.7 million, or 22%, due to the lower volume and pricing concessions.

The sequential decrease in pro forma adjusted segment EBITDA of $34.3 million was 45% of the sequential decrease in pro forma revenue of $77.1 million. The elevated percentage was due to pricing concessions, volume related absorption, and unfavorable product mix. We expect the cost reduction actions we are taking and higher volumes to improve the sequential change in adjusted segment EBITDA as a percentage of the sequential change in revenue in the third quarter of 2020.

Reservoir Chemical Technologies - Pro Forma Results

	Three Months Ended			Variance
(dollars in thousands)	Jun. 30, 2020	Mar. 31, 2020	June 30, 2019	Sequential	Year-over-year
Revenue	$27,950	$49,017	$82,450	(43)%	(66)%
Operating profit	$(16,072)	$(155,464)	$4,653	N/M	N/M
Operating profit margin	(57.5)%	(317.2)%	5.6%	N/M	N/M
Adjusted segment EBITDA	$(9,573)	$(2,142)	$11,178	N/M	N/M
Adjusted segment EBITDA margin	(34.3)%	(4.4)%	13.6%	N/M	N/M

Note: Pro forma operating profit for the three months ended March 31, 2020 includes a goodwill impairment charge of $147.8 million.

N/M - not meaningful

Results on a pro forma basis for the Reservoir Chemical Technologies segment are provided supplementary to the results of the segment included in the actual results for the Company. See note titled “Results on a Pro Forma Basis” below and the tables included in this release.

Reservoir Chemical Technologies pro forma revenue for the full second quarter for 2020 decreased by $21.1 million, or 43%, sequentially, driven by the significant decline of worldwide drilling and completion activity. Compared to the prior year period, Reservoir Chemical Technologies pro forma revenue decreased $54.5 million, or 66%, driven by the same factor as the sequential change.

For the full second quarter of 2020, pro forma segment operating loss was $16.1 million, and pro forma adjusted segment EBITDA was a negative $9.6 million, decreasing sequentially by $7.4 million, and on a year-over-year basis by $20.8 million, as a result of the lower activity.

2020 Capital Expenditure Guidance

For the second half of 2020, we expect our capital expenditures combined with investment in leased assets in the net cash from operating activities section of our consolidated statement of cash flows to be between $30 to $35 million.

Other Business Highlights

•
Secured a commitment from one of the International Oil Companies (IOCs) to install our XSPOC production optimization software on multiple artificial lift systems on all new global unconventional applications displacing a large competitor.

•	Artificial lift operations team in Australia received a Quality Recognition Award from one of the IOCs.

•	Conducted on-line training sessions with over 1,500 customer engineers and field personnel in our Artificial Lift Academy.

•
After commercial evaluation process, renewed Production Chemical Technologies chemicals contract with one of the IOCs in the Gulf of Mexico. ChampionX remains the sole supplier for production chemical for this customer in the Gulf of Mexico.

•
Reservoir Chemical Technologies successfully commercialized new value-adding cementing technologies for offshore applications, reducing cost of operations while increasing ease of logistical deployment.

•	Completed the first predictive failure artificial intelligence model under our joint technology development agreement with DCP Midstream. Continue to move toward product commercialization.

•	Drilling Technologies continues to test diamond sciences technology in pumps, motors, and hydrokinetic applications with promising results.

•	Seven patents were issued to Drilling Technologies in the second quarter of 2020.

Conference Call Details

ChampionX Corporation will host a conference call on Thursday, August 6, 2020, to discuss its second quarter 2020 financial results. The call will begin at 10:00 a.m. Eastern Time. Presentation materials that supplement the conference call are available on ChampionX’s website at investors.championx.com.

To listen to the call via a live webcast, please visit ChampionX’s website at investor.championx.com. The call will also be available by dialing 1-888-424-8151 in the United States and Canada or 1-847-585-4422 for international calls. Please call approximately 15 minutes prior to the scheduled start time and reference ChampionX conference call number 9818 224.

A replay of the conference call will be available on ChampionX’s website or at https://onlinexperiences.com/Launch/QReg/ShowUUID=958877E0-E8A5-49B7-B430-8F9099702DA6&LangLocaleID=1033. Enter passcode 49819730.

###

Results on a Pro Forma Basis

On June 3, 2020, Apergy Corporation closed on the acquisition of ChampionX Holding, Inc. (“the Transaction”) and assumed the name ChampionX Corporation (“ChampionX”). Actual results reflect the respective contributions from each company based on the close of the Transaction. For comparative purposes, management has also presented herein certain unaudited pro forma financial information as if the Transaction was completed on January 1, 2019, including results on a pro forma basis for revenue, income before income taxes, income before income taxes margin, adjusted EBITDA, adjusted EBITDA margin, segment revenue, segment operating profit (loss), adjusted segment EBITDA, adjusted segment EBITDA margin for the quarterly periods ended June 30, 2020, March 31, 2020, and June 30, 2019. The financial results on a pro forma basis are provided to assist investors in assessing ChampionX’s performance on a basis that includes the combined results of operations of both Apergy Corporation and ChampionX Holding, Inc. for the full reporting period. ChampionX management believes this unaudited pro forma historical financial information helps investors understand the long-term profitability trends of its newly combined business giving effect to the Transaction and facilitates comparisons of our profitability to prior and future periods and to our peers. The historical financial results on a pro forma basis herein may not be comparable to similarly titled measures reported by other companies.

About Non-GAAP Measures

In addition to financial results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), this news release presents non-GAAP financial measures. Management believes that adjusted EBITDA, adjusted EBITDA margin, adjusted segment EBITDA, adjusted segment EBITDA margin, adjusted net income attributable to ChampionX, adjusted diluted earnings per share attributable to ChampionX, pro forma adjusted EBITDA, pro forma adjusted EBITDA margin, pro forma segment revenue, pro forma segment operating profit (loss), and pro forma adjusted segment EBITDA reflect the core operating results of our businesses and help facilitate comparisons of operating performance across periods. In addition, free cash flow and free cash flow to revenue ratio are used by management to measure our ability to generate positive cash flow for debt reduction and to support our strategic objectives, while adjusted working capital provides a meaningful measure of operational results by showing changes caused by revenue or our operational initiatives. The foregoing non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP. A reconciliation of these non-GAAP measures to the comparable GAAP measures is included in the accompanying financial tables.

About ChampionX

ChampionX (formerly known as Apergy Corporation) is a global leader in chemistry solutions and highly engineered equipment and technologies that help companies drill for and produce oil and gas safely and efficiently around the world. ChampionX’s products provide efficient functioning throughout the lifecycle of a well with a focus on the production phase of wells. Our Production Chemical Technologies segment provides chemistry solutions to maximize production from flowing oil and gas wells, and our Reservoir Chemical Technologies segment provides chemistry solutions used in drilling and completion activities. ChampionX’s Production & Automation Technologies offerings consist of artificial lift equipment and solutions, including rod pumping systems, electric submersible pump systems, progressive cavity pumps and drive systems and plunger lifts, as well as a full automation and digital offering consisting of equipment and software for Industrial Internet of Things (“IIoT”) solutions for downhole monitoring, wellsite productivity enhancement, and asset integrity management. ChampionX’s Drilling Technologies offering provides market leading polycrystalline diamond cutters and bearings that result in cost effective and efficient drilling. To learn more about ChampionX, visit our website at www.championX.com.

Forward-Looking Statements
This news release contains statements relating to future actions and results, which are "forward-looking statements" within the meaning of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, ChampionX's market position and growth opportunities.  Forward-looking statements include, statements related to ChampionX’s expectations regarding the performance of the business, financial results, liquidity and capital resources of ChampionX. Forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from current expectations, including, but not limited to, (1) demand for our products and services, which is affected by the price and demand for crude oil and natural gas, (2) our ability to successfully compete in our industry, (3) our ability to develop and implement new products and technologies, and protect and maintain critical intellectual property assets, (4) cost inflation and availability of raw materials, (5) evolving legal, regulatory, tax and tariff policies and regimes, (6) potential liabilities arising out of the installation and use of our products, (7) continuing consolidation within our customers’ industry, (8) a failure of our information technology infrastructure or any significant breach of cyber security, (9) risks relating to our international operations and expansion into new geographic markets, including disruptions in the political, regulatory, economic and social conditions of those countries, (10) failure to attract, retain and develop key management, (11) credit risks, including bankruptcies among our customer base or the loss of significant customers, (12) dependence on joint venture and other local partners, (13) deterioration in future expected profitability or cash flows and its effect on our goodwill, (14) risks relating to improper conduct by any of our employees, agents or business partners, (15) fluctuations in currency markets, (16) the impact of natural disasters and pandemics, (17) changes in industry-specific conditions, including changes in production by OPEC, (18) the level of our indebtedness, (19) our ability to remediate the material weaknesses in internal control over financial reporting, (20) our ability to realize the anticipated cost synergies and growth opportunities from the Merger, (21) challenges in integrating the businesses of legacy Apergy and legacy ChampionX, (22) tax liabilities that could arise as a result of the Merger, (23) our ability to successfully replace the corporate services and financial strength legacy ChampionX received from Ecolab, (24) limitations on our ability to engage in certain transactions and certain activities competitive with Ecolab, and (25) other risk factors detailed from time to time in ChampionX’s reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on ChampionX’s forward-looking statements. Forward-looking statements speak only as of the day they are made and ChampionX undertakes no obligation to update any forward-looking statement, except as required by applicable law.

Investor Contact: David Skipper
david.skipper@apergy.com
713-230-8031

Media Contact: John Breed
john.breed@apergy.com
281-403-5751

i Adjusted net income attributable to ChampionX, adjusted EBITDA, adjusted EBITDA margin, adjusted segment EBITDA, adjusted segment EBITDA margin, pro forma revenue, pro forma adjusted EBITDA, pro forma adjusted EBITDA margin, pro forma adjusted segment EBITDA pro forma adjusted segment EBITDA margin, free cash flow, and free cash flow to revenue, are non-GAAP measures. See section titled “About Non-GAAP Measures” below for details on the non-GAAP measures used in this release.

CHAMPIONX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended			Six Months Ended June 30,
	June 30,	March 31,	June 30,
(in thousands, except per share amounts)	2020	2020	2019	2020	2019
Revenue	$298,914	$261,434	$306,170	$560,348	$606,664
Cost of goods and services	266,684	179,095	197,410	445,779	394,893
Gross profit	32,230	82,339	108,760	114,569	211,771
Selling, general and administrative expense	130,657	78,143	66,687	208,800	130,816
Goodwill and long-lived asset impairment	—	657,251	—	657,251	1,746
Interest expense, net	11,262	9,039	10,109	20,301	20,636
Other (income) expense, net	312	(1,633)	2,676	(1,321)	3,778
Income (loss) before income taxes	(110,001)	(660,461)	29,288	(770,462)	54,795
Provision for (benefit from) income taxes	(954)	(27,006)	6,280	(27,960)	11,849
Net income (loss)	(109,047)	(633,455)	23,008	(742,502)	42,946
Net income attributable to noncontrolling interest	598	273	71	871	353
Net income (loss) attributable to ChampionX	$(109,645)	$(633,728)	$22,937	$(743,373)	$42,593

Earnings (loss) per share attributable to ChampionX:
Basic	$(0.95)	$(8.18)	$0.30	$(7.72)	$0.55
Diluted	$(0.95)	$(8.18)	$0.30	$(7.72)	$0.55

Weighted-average shares outstanding:
Basic	115,149	77,477	77,425	96,313	77,394
Diluted	115,149	77,477	77,632	96,313	77,636

CHAMPIONX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(in thousands)	June 30, 2020	December 31, 2019
Assets
Cash and cash equivalents	$141,895	$35,290
Receivables, net	517,110	219,874
Inventories, net	527,642	211,342
Prepaid expenses and other current assets	71,900	26,934
Total current assets	1,258,547	493,440

Property, plant and equipment, net	944,745	248,181
Goodwill	644,381	911,113
Intangible assets, net	485,988	238,707
Other non-current assets	221,868	31,384
Total assets	$3,555,529	$1,922,825

Liabilities
Current portion of long-term debt	$31,656	$4,845
Accounts payable	274,964	120,291
Other current liabilities	251,729	74,545
Total current liabilities	558,349	199,681

Long-term debt	1,071,727	559,821
Other long-term liabilities	340,857	127,109
Equity
Stockholders’ equity	1,598,698	1,032,960
Noncontrolling interest	(14,102)	3,254
Total liabilities and equity	$3,555,529	$1,922,825

CHAMPIONX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended June 30,
(in thousands)	2020	2019
Cash provided by (used for) operating activities:
Net income	$(742,502)	$42,946
Depreciation	58,139	34,190
Amortization	26,274	25,873
Goodwill and long-lived asset impairment	657,251	1,746
Receivables	75,808	(5,161)
Inventories	24,794	1,029
Accounts payable	(28,362)	(3,088)
Leased assets	(9,311)	(29,421)
Other	15,942	(8,813)
Net cash provided by operating activities	78,033	59,301

Cash provided by (used for) investing activities:
Capital expenditures	(19,322)	(22,688)
Acquisitions, net of cash acquired	57,588	—
Proceeds from sale of fixed assets	1,066	2,475
Payments on sale of business	—	(2,194)
Net cash provided by (used for) investing activities	39,332	(22,407)

Cash used for financing activities:
Proceeds from long-term debt	125,000	4,000
Repayment of long-term debt	(125,000)	(54,000)
Debt issuance costs	(4,356)	—
Other	(5,614)	(4,489)
Net cash used for financing activities	(9,970)	(54,489)

Effect of exchange rate changes on cash and cash equivalents	(790)	99

Net increase (decrease) in cash and cash equivalents	106,605	(17,496)
Cash and cash equivalents at beginning of period	35,290	41,832
Cash and cash equivalents at end of period	$141,895	$24,336

CHAMPIONX CORPORATION
BUSINESS SEGMENT DATA
(UNAUDITED)

	Three Months Ended			Six Months Ended June 30,
	June 30,	March 31,	June 30,
(in thousands)	2020	2020	2019	2020	2019
Segment revenue:
Production Chemical Technologies	$136,002	$—	$—	$136,002	$—
Production & Automation Technologies	114,741	205,479	235,819	320,220	458,778
Drilling Technologies	20,948	55,955	70,351	76,903	147,886
Reservoir Chemical Technologies	9,306	—	—	9,306	—
Corporate	17,917	—	—	17,917	—
Total revenue	$298,914	$261,434	$306,170	$560,348	$606,664

Income (loss) before income taxes:
Segment operating profit:
Production Chemical Technologies	$9,922	$—	$—	$9,922	$—
Production & Automation Technologies	(37,168)	(648,591)	19,868	(685,759)	32,932
Drilling Technologies	(3,811)	11,359	24,251	7,548	51,057
Reservoir Chemical Technologies	(2,811)	—	—	(2,811)	—
Total segment operating profit (loss)	(33,868)	(637,232)	44,119	(671,100)	83,989
Corporate expense and other	64,871	14,190	4,722	79,061	8,558
Interest expense, net	11,262	9,039	10,109	20,301	20,636
Income (loss) before income taxes	$(110,001)	$(660,461)	$29,288	$(770,462)	$54,795

Operating profit margin / income (loss) before income taxes margin:
Production Chemical Technologies	7.3%	—%	—%	7.3%	—%
Production & Automation Technologies	(32.4)%	(315.6)%	8.4%	(214.2)%	7.2%
Drilling Technologies	(18.2)%	20.3%	34.5%	9.8%	34.5%
Reservoir Chemical Technologies	(30.2)%	—%	—%	(30.2)%	—%
ChampionX Consolidated	(36.8)%	(252.6)%	9.6%	(137.5)%	9.0%

Adjusted EBITDA
Production Chemical Technologies	$22,431	$—	$—	$22,431	$—
Production & Automation Technologies	14,492	40,031	50,700	54,524	93,690
Drilling Technologies	1,800	15,770	26,577	17,570	55,892
Reservoir Chemical Technologies	(314)	—	—	(314)	—
Corporate	(3,948)	(2,543)	(3,770)	(6,492)	(6,704)
Adjusted EBITDA	$34,461	$53,258	$73,507	$87,719	$142,878

Adjusted EBITDA margin
Production Chemical Technologies	16.5%	—%	—%	16.5%	—%
Production & Automation Technologies	12.6%	19.5%	21.5%	17.0%	20.4%
Drilling Technologies	8.6%	28.2%	37.8%	22.8%	37.8%
Reservoir Chemical Technologies	(3.4)%	—%	—%	(3.4)%	—%
ChampionX Consolidated	11.5%	20.4%	24.0%	15.7%	23.6%

CHAMPIONX CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

	Three Months Ended			Six Months Ended June 30,
	June 30,	March 31,	June 30,
(in thousands)	2020	2020	2019	2020	2019
Net income (loss) attributable to ChampionX	$(109,645)	$(633,728)	$22,937	$(743,373)	$42,593
Pre-tax adjustments:
Goodwill and long-lived asset impairment (1)	—	657,251	—	657,251	1,746
Separation and supplemental benefit costs (2)	(317)	368	827	51	1,607
Restructuring and other related charges	12,128	2,766	3,135	14,894	4,031
Acquisition and integration related costs (3)	58,752	11,508	—	70,260	—
Acquisition-related inventory step-up (4)	5,831	—	—	5,831	—
Professional fees related to material weakness remediation and impairment analysis (5)	2,044	2,744	—	4,788	—
Intellectual property defense	181	211	—	392	—
Tax impact of adjustments (6)	(18,208)	(39,122)	(941)	(57,330)	(1,754)
Adjusted net income (loss) attributable to ChampionX	(49,234)	1,998	25,958	(47,236)	48,223
Tax impact of adjustments (6)	18,208	39,122	941	57,330	1,754
Net income attributable to noncontrolling interest	598	273	71	871	353
Depreciation and amortization	54,581	29,832	30,148	84,413	60,063
Provision for (benefit from) income taxes	(954)	(27,006)	6,280	(27,960)	11,849
Interest expense, net	11,262	9,039	10,109	20,301	20,636
Adjusted EBITDA	$34,461	$53,258	$73,507	$87,719	$142,878

Diluted earnings (loss) per share attributable to ChampionX:
Reported	$(0.95)	$(8.18)	$0.30	$(7.72)	$0.55
Adjusted	$(0.43)	$0.03	$0.33	$(0.49)	$0.62
_______________________

(1)
Includes charges for goodwill and long-lived asset impairments of $657.3 million in our Production & Automation Technologies segment during the three months ended March 31, 2020. During the six months ended June 30, 2019, we incurred an impairment loss of $1.7 million related to the classification of our pressure vessel manufacturing business as held for sale.

(2)
Separation and supplemental benefit costs primarily relates to separation costs, and to a lesser extent, enhanced or supplemental benefits provided to employees no longer participating in Dover Corporation benefit and compensation plans. Supplemental benefit costs are expected to be incurred through the end of 2020. During the three months ended June 30, 2020, we paid approximately $3.0 million related to a tax indemnification pursuant to the provisions of the tax matters agreement with Dover Corporation. The benefit for the period represents the true-up of our accrual pertaining to this matter, which was accrued for in September 2019.

(3)
Includes costs incurred in relation to business combinations, primarily related to the Merger of legacy ChampionX of $52.3 million and $7.9 million for the three months ended June 30, 2020 and March 31, 2020, respectively. Additionally, we incurred professional fees related to the planned integration of legacy ChampionX of $5.6 million and $3.3 million for the three months ended June 30, 2020 and March 31, 2020, respectively.

(4)
The purchase accounting entries associated with the Merger of legacy ChampionX require us to record inventory at its fair value, which is sometimes greater than the previous book value of the inventory.  Included in our GAAP presentation, the increase in inventory value is amortized to cost of sales over the period that the related product is sold.

(5)
Includes professional fees related to the remediation of material weaknesses identified during 2019 as well as professional fees incurred in connection with the goodwill impairment charge recognized during the three months ended March 31, 2020.

(6) We generally tax effect adjustments using a combined federal and state statutory income tax rate of approximately 23 percent. The impairment loss for the three and six months ended June 30, 2020 includes non-taxable goodwill of $560.1 million.

	Three Months Ended			Six Months Ended June 30,
	June 30,	March 31,	June 30,
(in thousands)	2020	2020	2019	2020	2019
Diluted earnings (loss) per share attributable to ChampionX	$(0.95)	$(8.18)	$0.30	$(7.72)	$0.55
Per share adjustments:
Goodwill and long-lived asset impairment	—	8.49	—	6.83	0.02
Separation and supplemental benefit costs	—	—	0.01	—	0.02
Restructuring and other related charges	0.11	0.04	0.04	0.15	0.05
Acquisition and integration related costs	0.51	0.14	—	0.73	—
Acquisition-related inventory step-up	0.05	—	—	0.06	—
Professional fees related to material weakness remediation and impairment analysis	0.01	0.04	—	0.05	—
Tax impact of adjustments	(0.16)	(0.50)	(0.02)	(0.59)	(0.02)
Adjusted diluted earnings (loss) per share attributable to ChampionX	(0.43)	0.03	0.33	(0.49)	0.62

Adjusted Working Capital

(in thousands)	June 30, 2020	December 31, 2019
Receivables, net	$517,110	$219,874
Inventories, net	527,642	211,342
Accounts payable	(274,964)	(120,291)
Adjusted working capital	$769,788	$310,925

Free Cash Flow

	Three Months Ended			Six Months Ended June 30,
	June 30,	March 31,	June 30,
(in thousands)	2020	2020	2019	2020	2019
Free Cash Flow
Cash provided by operating activities	$48,811	$29,222	$39,391	$78,033	$59,301
Less: Capital expenditures	(11,855)	(7,467)	(12,970)	(19,322)	(22,688)
Free cash flow	$36,956	$21,755	$26,421	$58,711	$36,613
Cash transaction expenses	35,057	7,715	—	42,772	—
Adjusted free cash flow	$72,013	$29,470	$26,421	$101,483	$36,613

Cash From Operating Activities to Revenue Ratio
Cash provided by operating activities	$48,811	$29,222	$39,391	$78,033	$59,301
Revenue	$298,914	$261,434	$306,170	$560,348	$606,664

Cash from operating activities to revenue ratio	16%	11%	13%	14%	10%

Free Cash Flow to Revenue Ratio
Free cash flow	$36,956	$21,755	$26,421	$58,711	$36,613
Revenue	$298,914	$261,434	$306,170	$560,348	$606,664

Free cash flow to revenue ratio	12%	8%	9%	10%	6%

ChampionX is providing the below unaudited supplemental historical financial information of the Company on a non-GAAP adjusted basis for the three month periods ended June 30, 2020, March 31, 2020 and June 30, 2019 and the six month periods ended June 30, 2020 and 2019 as if the Merger was completed on January 1, 2019, to assist investors in assessing ChampionX’s historical performance on a basis that includes the combined results of operations of both legacy Apergy Corporation and legacy ChampionX. The unaudited pro forma historical financial information has been prepared by ChampionX using assumptions that ChampionX believes provide a reasonable basis for presenting the combination of the historical financial information of legacy Apergy and legacy ChampionX. As legacy ChampionX historically was unable to allocate certain charges on a segment basis, we have determined an allocation methodology for historical pro forma information to provide additional comparability amongst the legacy ChampionX segments. ChampionX management believes this unaudited supplemental historical financial information helps investors understand the long-term profitability trends of its newly combined business giving effect to the Merger and facilitates comparisons of our profitability to prior and future periods and to our peers. The supplemental unaudited financial information herein may not be comparable to similarly titled measures reported by other companies. The supplemental unaudited pro forma combined financial information does not purport to represent what the actual results of operations or the financial position of the combined company would have been had the Transactions occurred on the dates assumed, nor are they indicative of future results of operations or financial position of the combined company.

CHAMPIONX CORPORATION
PRO FORMA BUSINESS SEGMENT DATA
(UNAUDITED)

	Three Months Ended			Six Months Ended June 30,
	June 30,	March 31,	June 30,
(in thousands)	2020	2020	2019	2020	2019
Segment revenue:
Production Chemical Technologies	$433,128	$510,244	$502,307	$943,372	$979,354
Production & Automation Technologies	114,741	205,479	235,819	320,220	458,778
Drilling Technologies	20,948	55,955	70,351	76,903	147,886
Reservoir Chemical Technologies	27,950	49,017	82,450	76,967	181,376
Corporate	17,917	—	74	17,917	109
Total revenue	$614,684	$820,695	$891,001	$1,435,379	$1,767,503

Income (loss) before income taxes:
Segment operating profit:
Production Chemical Technologies	$37,154	$70,415	$53,726	$107,569	$96,850
Production & Automation Technologies	(37,142)	(648,591)	19,868	(685,733)	32,932
Drilling Technologies	(3,811)	11,359	24,251	7,548	51,057
Reservoir Chemical Technologies	(16,072)	(155,464)	4,653	(171,536)	10,596
Total segment operating profit (loss)	(19,871)	(722,281)	102,498	(742,152)	191,435
Corporate expense and other	8,692	1,624	6,606	10,316	3,504
Interest expense, net	16,526	17,478	19,962	34,004	40,406
Income (loss) before income taxes	$(45,089)	$(741,383)	$75,930	$(786,472)	$147,525

Operating profit margin / income (loss) before income taxes margin:
Production Chemical Technologies	8.6%	13.8%	10.7%	11.4%	9.9%
Production & Automation Technologies	(32.4)%	(315.6)%	8.4%	(214.1)%	7.2%
Drilling Technologies	(18.2)%	20.3%	34.5%	9.8%	34.5%
Reservoir Chemical Technologies	(57.5)%	(317.2)%	5.6%	(222.9)%	5.8%
ChampionX Consolidated	(7.3)%	(90.3)%	8.5%	(54.8)%	8.3%

Adjusted EBITDA
Production Chemical Technologies	$58,466	$92,786	$75,142	$151,252	$144,512
Production & Automation Technologies	14,493	40,031	50,700	54,524	93,690
Drilling Technologies	1,800	15,770	26,577	17,570	55,892
Reservoir Chemical Technologies	(9,573)	(2,142)	11,178	$(11,715)	24,452
Corporate	(2,432)	(228)	(591)	(2,660)	(383)
Adjusted EBITDA	$62,754	$146,217	$163,006	$208,971	$318,163

Adjusted EBITDA margin
Production Chemical Technologies	13.5%	18.2%	15.0%	16.0%	14.8%
Production & Automation Technologies	12.6%	19.5%	21.5%	17.0%	20.4%
Drilling Technologies	8.6%	28.2%	37.8%	22.8%	37.8%
Reservoir Chemical Technologies	(34.3)%	(4.4)%	13.6%	(15.2)%	13.5%
ChampionX Consolidated	10.2%	17.8%	18.3%	14.6%	18.0%

CHAMPIONX CORPORATION
PRO FORMA - RECONCILIATION GAAP TO NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

	Three Months Ended			Six Months Ended June 30,
	June 30,	March 31,	June 30,
(in thousands)	2020	2020	2019	2020	2019
Net income (loss) attributable to ChampionX	$(60,100)	$(734,425)	$57,078	$(794,525)	$109,879
Pre-tax adjustments:
Goodwill and long-lived asset impairment	—	805,011	—	805,011	1,746
Separation and supplemental benefit costs	(317)	368	827	51	1,607
Restructuring and other related charges	15,950	3,632	8,198	19,582	10,934
Acquisition and integration related costs	250	384	—	634	—
Professional fees related to material weakness remediation and impairment analysis	2,044	2,744	—	4,788	—
Intellectual property defense	181	211	—	392	—
Tax impact of adjustments	(4,145)	(23,917)	(2,076)	(28,062)	(3,286)
Adjusted net income (loss) attributable to ChampionX	(46,137)	54,008	64,027	7,871	120,880
Tax impact of adjustments	4,145	23,917	2,076	28,062	3,286
Net income attributable to noncontrolling interest	(535)	2,727	144	2,192	2,445
Depreciation and amortization	73,209	57,772	58,089	130,981	115,945
Provision for (benefit from) income taxes	15,546	(9,685)	18,708	5,861	35,201
Interest expense, net	16,526	17,478	19,962	34,004	40,406
Adjusted EBITDA	$62,754	$146,217	$163,006	$208,971	$318,163

CHAMPIONX CORPORATION
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES TO PRO FORMA FINANCIAL MEASURES
(UNAUDITED)

	Three Months Ended June 30, 2020
(in thousands, except per share data)	As Reported	Adjustments (1)	Pro Forma
Revenue	$298,914	$315,770	$614,684

Net income (loss) attributable to ChampionX	$(109,645)	$49,545	$(60,100)
Pre-tax adjustments:
Separation and supplemental benefit costs	(317)	—	(317)
Restructuring and other related charges	12,128	3,822	15,950
Acquisition and integration related costs	58,752	(58,502)	250
Acquisition-related inventory step-up	5,831	(5,831)	—
Professional fees related to material weakness remediation and impairment analysis	2,044	—	2,044
Intellectual property defense	181	—	181
Tax impact of adjustments	(18,082)	13,937	(4,145)
Adjusted net income (loss) attributable to ChampionX	(49,108)	2,971	(46,137)
Tax impact of adjustments	18,082	(13,937)	4,145
Net income attributable to noncontrolling interest	598	(1,133)	(535)
Depreciation and amortization	54,581	18,628	73,209
Provision for (benefit from) income taxes	(954)	16,500	15,546
Interest expense, net	11,262	5,264	16,526
Adjusted EBITDA	$34,461	$28,293	$62,754

	Three Months Ended March 31, 2020
(in thousands, except per share data)	As Reported	Adjustments (1)	Pro Forma
Revenue	$261,434	$559,261	$820,695

Net loss attributable to ChampionX	$(633,728)	$(100,697)	$(734,425)
Pre-tax adjustments:
Goodwill and long-lived asset impairment	657,251	147,760	805,011
Separation and supplemental benefit costs	368	—	368
Restructuring and other related charges	2,766	866	3,632
Acquisition and integration related costs	11,508	(11,124)	384
Professional fees related to material weakness remediation and impairment analysis	2,744	—	2,744
Intellectual property defense	211	—	211
Tax impact of adjustments	(39,122)	15,205	(23,917)
Adjusted net income attributable to ChampionX	1,998	52,010	54,008
Tax impact of adjustments	39,122	(15,205)	23,917
Net income attributable to noncontrolling interest	273	2,454	2,727
Depreciation and amortization	29,832	27,940	57,772
Provision for (benefit from) income taxes	(27,006)	17,321	(9,685)
Interest expense, net	9,039	8,439	17,478
Adjusted EBITDA	$53,258	$92,959	$146,217

	Three Months Ended June 30, 2019
(in thousands, except per share data)	As Reported	Adjustments (1)	Pro Forma
Revenue	$306,170	$584,831	$891,001

Net income attributable to ChampionX	$22,937	$34,141	$57,078
Pre-tax adjustments:
Separation and supplemental benefit costs	827	—	827
Restructuring and other related charges	3,135	5,063	8,198
Tax impact of adjustments	(941)	(1,135)	(2,076)
Adjusted net income attributable to ChampionX	25,958	38,069	64,027
Tax impact of adjustments	941	1,135	2,076
Net income attributable to noncontrolling interest	71	73	144
Depreciation and amortization	30,148	27,941	58,089
Provision for income taxes	6,280	12,428	18,708
Interest expense, net	10,109	9,853	19,962
Adjusted EBITDA	$73,507	$89,499	$163,006

	Six Months Ended June 30, 2020
(in thousands, except per share data)	As Reported	Adjustments (1)	Pro Forma
Revenue	$560,348	$875,031	$1,435,379

Net loss attributable to ChampionX	$(743,373)	$(51,152)	$(794,525)
Pre-tax adjustments:
Goodwill and long-lived asset impairment	657,251	147,760	805,011
Separation and supplemental benefit costs	51	—	51
Restructuring and other related charges	14,894	4,688	19,582
Acquisition and integration related costs	70,260	(69,626)	634
Acquisition-related inventory step-up	5,831	(5,831)	—
Professional fees related to material weakness remediation and impairment analysis	4,788	—	4,788
Intellectual property defense	392	—	392
Tax impact of adjustments	(57,330)	29,268	(28,062)
Adjusted net income (loss) attributable to ChampionX	(47,236)	55,107	7,871
Tax impact of adjustments	57,330	(29,268)	28,062
Net income attributable to noncontrolling interest	871	1,321	2,192
Depreciation and amortization	84,413	46,568	130,981
Provision for (benefit from) income taxes	(27,960)	33,821	5,861
Interest expense, net	20,301	13,703	34,004
Adjusted EBITDA	$87,719	$121,252	$208,971

	Six Months Ended June 30, 2019
(in thousands, except per share data)	As Reported	Adjustments (1)	Pro Forma
Revenue	$606,664	$1,160,839	$1,767,503

Net income attributable to ChampionX	$42,593	$67,286	$109,879
Pre-tax adjustments:
Goodwill and long-lived asset impairment	1,746	—	1,746
Separation and supplemental benefit costs	1,607	—	1,607
Restructuring and other related charges	4,031	6,903	10,934
Tax impact of adjustments	(1,754)	(1,532)	(3,286)
Adjusted net income attributable to ChampionX	48,223	72,657	120,880
Tax impact of adjustments	1,754	1,532	3,286
Net income attributable to noncontrolling interest	353	2,092	2,445
Depreciation and amortization	60,063	55,882	115,945
Provision for income taxes	11,849	23,352	35,201
Interest expense, net	20,636	19,770	40,406
Adjusted EBITDA	$142,878	$175,285	$318,163
_______________________

(1)
Includes the impact of the historical legacy ChampionX business on a stand-alone basis adjusted to give effect to the Merger under the acquisition method of accounting in accordance with Accounting Standards Codification 805, Business Combinations (“ASC 805”). The adjustments were prepared on the same basis as the adjustments included in our Registration Statement on Form S-4 (File No. 333-236379) and include a decrease in amortization and depreciation resulting from the preliminary purchase price adjustments, an increase in interest expense associated with the new term loan facility, removal of acquisition and integration related costs attributable to the Merger as well as the tax impact of those adjustments.